                                                                    EXHIBIT 24.2

                         SUPPLEMENTAL POWERS OF ATTORNEY

         Each of the undersigned, being a director or officer of CSK Auto Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints Lon Novatt and Don Watson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

               NAME                    TITLE                    DATE
               ----                    -----                    ----
          /s/ James Egan              Director              March 13, 2002
          --------------
            James Egan


          /s/ SIMON MOORE             Director              March 13, 2002
          ---------------
            Simon Moore


   /s/FREDERICK JOHNSON ROWAN II      Director              March 13, 2002
   -----------------------------
    Frederick Johnson Rowan II